EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in each of Flora Growth Corp.’s Registration Statements on Form S-8 (No. 333-282022, No. 333-275576, No. 333-266400, No. 333-262660 and No. 333-259198) and Form S-3 (No. 333-278884 and No. 333-274204) of our report dated March 24, 2025, relating to the consolidated financial statements of Flora Growth Corp. for the years ended December 31, 2024 and 2023, which are included in this Annual Report on Form 10-K.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 24, 2025